Exhibit 3.2

Incorporated Under
P-[•]	the Laws of the State of Delaware	[•]

TIMBER PHARMACEUTICALS, INC.

Series B Mirroring Preferred Stock

THIS CERTIFIES THAT [•] is the record holder of [•] [(•)] shares of Series B Mirroring Preferred Stock transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or assigned.

A full statement of all of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the Corporation and upon the holders thereof may be obtained by any shareholder upon request and without charge, at the principal office of the Corporation, and the Corporation will furnish any shareholder, upon request and without charge, a copy of such statement at the principal office of the Corporation.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers this 3rd  day of October, 2022.

John Koconis, Chief Executive Officer & President	Joseph Lucchese, Chief Financial Officer & Secretary

THESE SECURITIS HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.